SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 28, 2009
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 28, 2009, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended March 31, 2009.  The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events.

In its press release dated April 28, 2009, the Company also announced that, following receipt on April 17, 2009 of a Complete Response letter from the U.S. Food and Drug Administration (FDA) for Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS) in premature infants, the Company has been analyzing all aspects of its business with an immediate intention to conserve cash.  The Company has re-evaluated its plans to establish its own specialty pulmonary organization to commercialize its potential pediatric products, including Surfaxin, in the United States.  (The Company had previously estimated that establishing its own commercial organization in the United States  would require an investment per annum of approximately $20 - $25 million.)  The Company now believes it is in its best interest financially to commercialize in the United States, as well as internationally, with a strategic partner or collaboration arrangement.

In addition, the Company has implemented cost containment measures and recently reduced its workforce from 115 to 91 employees. The Company has retained its core capabilities to support development of its KL4 surfactant technology, including quality, manufacturing and research and development resources. The workforce reduction was focused primarily on commercial and corporate personnel.  The Company expects to take a one-time charge of approximately $0.6 million in the second quarter ending June 30, 2009 related to the workforce reduction.

In connection with the release of its earnings for the first quarter ended March 31, 2009, the Company provides an estimate of the anticipated net cash outflows for the second and third quarters of 2009 of approximately $8.0 and  $7.0 million, respectfully.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 28, 2009

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name:	Robert J. Capetola, Ph.D.
Title:	President and Chief Executive Officer

Date:  April 28, 2009